EXHIBIT 10.2

                                WARRANT AGREEMENT


     WARRANT AGREEMENT, dated as of June 4, 1997, between KTI Inc., a New Jersey corporation (the "Company"), and the persons listed on Exhibit A hereto (each a "Holder" and collectively "Holders").

     WHEREAS, each Holder is being issued the warrants described herein (the "Warrant") to purchase that number of shares of common stock, no par value, of the Company ("Shares") in connection with and consideration for its purchase of shares of the Company's Series A Preferred Stock pursuant to that certain Series A Preferred Stock and Warrant Purchase Agreement dated as of June 4, 1997, among the Company and the Holders (the "Stock Purchase Agreement").

     NOW, THEREFORE, in consideration of the premises herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Issue. The Company hereby issues to each Holder a certificate (the "Warrant Certificate") dated as of the date hereof providing such Holder with the right to purchase, at any time until 5:30 p.m., New York time, on June 4, 2003, that number of Shares set forth opposite such Holder's name on Exhibit A hereto (subject to adjustment as provided in Section 7 below, the "Warrant Shares") at an initial exercise price equal to $9.00 per Share (as such price may be adjusted pursuant to Section 7 below, the "Exercise Price").

     2. Warrant Certificate. The Warrant Certificate to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit X attached to this Agreement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement.

     3. Exercisability of Warrants. The Warrants shall be immediately exercisable.

     4.  Procedure for Exercise of Warrants.

     4.1 Cash Exercise. The Warrants are exercisable, in whole or in part, at the Exercise Price then in effect payable by wire transfer, certified check or official bank check in New York Clearing House funds. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price for the Warrant Shares purchased, at the Company's principal offices in New Jersey (presently located at 7000 Boulevard East, Guttenberg, NJ 07093), Holder shall be entitled to receive a certificate for the Warrant Shares so purchased. In the case of the purchase of less than all the Warrant Shares purchasable under a Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares purchasable thereunder.

     4.2 Cashless Exercise. In addition to the exercise of all or a portion of a Warrant by the payment of the Exercise Price as set forth in Section 4.1 above, and in lieu of any such payment, the Holder has the right to exercise a Warrant, in full or in part, by surrendering the Warrant Certificate with the annexed Form of Election to Purchase duly executed, in exchange for the number of Shares equal to the product of (x) the number of Shares as to which the Warrant is being exercised, multiplied by (y) a fraction, the numerator of which is the "Current Market Price" of the Shares (as defined below) less the Exercise Price then in effect, and the denominator of which is the Current Market Price.

     4.3 Current Market Price. The term "Current Market Price" means (i) if the Shares are traded in the over-the-counter market or on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), the average per Share closing bid prices on the twenty (20) consecutive trading days immediately preceding the date of exercise, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Shares are traded on a national securities exchange, the average for the twenty (20) consecutive trading days immediately preceding the exercise date of the daily per Share closing prices on the principal stock exchange on which the Shares are listed, as the case may be. The closing price referred to in clause (ii) above shall be the last reported sales price or, if no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange on which the Shares are then listed.

     5. Issuance of Certificate. Upon the exercise of a Warrant, the issuance of a certificate for Warrant Shares shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificate shall (subject to the provisions of Section 8 below) be issued in the name of, or in such names as may be directed by, the Holder thereof.

     Each Warrant Certificate and each certificate representing Warrant Shares shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or any Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or any Assistant Secretary of the Company. Each Warrant Certificate shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     6. Registration Under the Securities Act of 1933. Each Warrant, the Warrant Shares and any other securities issuable upon exercise of a Warrant ("Other Securities") have not been registered under the Securities Act of 1933, as amended (the "Act"). Upon exercise, in whole or in part, of a Warrant, a certificate representing the Warrant Shares underlying such Warrant, and any of the Other Securities issuable upon exercise of such Warrant (collectively, the "Warrant Securities") shall bear the following legend unless such Warrant Shares previously have been registered under the Act in accordance with the terms of the Stock Purchase Agreement:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (ii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

A Warrant may be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, without restriction, subject to compliance with applicable securities laws.

     7. Adjustments to Exercise Price and Number of Securities. The Exercise Price and, in some cases, the number of Warrant Shares purchasable upon the exercise of the Warrants, shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 7.

     7.1 Subdivision or Combination of Shares and Share Dividend. If the Company shall at any time subdivide its outstanding Shares into a greater number of Shares or declare a dividend upon the Shares payable solely in Shares, the Exercise Price in effect immediately prior to such subdivision or declaration shall be proportionately reduced, and the number of Warrant Shares issuable upon exercise of the Warrants shall be proportionately increased. Conversely, if the outstanding Shares of the Company shall be combined into a smaller number of Shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Shares issuable upon exercise of the Warrants shall be proportionately reduced.

     7.2 Dilutive Issuances. If the Company shall sell or issue Shares at any time after the date of this Agreement and prior to expiration of any Warrant, other than "Excluded Securities" (as defined below), at a consideration per Share less than the Exercise Price then in effect, the Exercise Price shall be adjusted to a new Exercise Price determined by dividing

          (a) an amount equal to (i) the total number of "Shares Outstanding" (as defined below immediately prior to such issuance, multiplied by the Exercise Price immediately prior to such issuance, plus (ii) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance, by

          (b) the total number of Shares Outstanding immediately after such issuance or sale.

In no event shall any such adjustment be made pursuant to this Section 7.2 if it would increase the Exercise Price in effect immediately prior to such adjustment, except as provided in Sections 7.2.3 and 7.2.4. Upon each adjustment of the Exercise Price pursuant to this Section 7.2, the holder of any Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

          7.2.1 Definitions. For purposes of this Section 7.2, the following definitions shall apply:

          (a) "Convertible Securities" shall mean any indebtedness or securities convertible into or exchangeable for Shares.

          (b) "Options" shall mean any rights, warrants or options to subscribe for or purchase Shares or Convertible Securities other than rights, warrants or options to purchase Excluded Securities.

          (c) "Shares Outstanding" shall mean the aggregate of all Shares outstanding and all Shares issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

          7.2.2 For the purposes of this Section 7.2, the following provisions shall also be applicable:

               7.2.2.1 Cash Consideration. In case of the issuance or sale of additional Shares for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company from the recipients or purchasers of the additional Shares for such Shares.

               7.2.2.2 Non-Cash Consideration. In case of the issuance (otherwise than upon conversion or exchange of Convertible Securities) or sale of additional Shares, Options or Convertible Securities for a consideration other than cash or a consideration a part of which shall be other than cash, the fair value of such consideration as determined by the Board of Directors of the Company in the good faith exercise of its business judgment, irrespective of the accounting treatment thereof, shall be deemed to be the value of the consideration other than cash received by the Company for such securities.

               7.2.2.3 Options and Convertible Securities. If the Company shall in any manner issue or grant any Options or any Convertible Securities, the total maximum number of Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities (in each case, without giving effect to any future operation of any anti-dilution clauses in any such Option or Convertible Security at the time of such issuance or grant) at the time such Convertible Securities first become convertible or exchangeable shall (as of the date of issue or grant of such Options or, in the case of the issue or sale of Convertible Securities other than where the same are issuable upon the exercise of Options, as of the date of such issue or sale) be deemed to be issued and to be outstanding for the purpose of this
     Section 7.2 and to have been issued for the sum of the amount (if any) paid for such Options or Convertible Securities and the amount (if any) payable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable; provided that, subject to the provisions of
     Section 7.2.3, no further adjustment of the Exercise Price shall be made upon the actual issuance of any such Shares or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

          7.2.3 Change in Option Price or Conversion Rate. If the purchase price provided for in any Option referred to in subsection 7.2.2.3, or the rate at which any Convertible Securities referred to in subsection 7.2.2.3 are convertible into or exchangeable for Shares shall change at any time (other than under or by reason of provisions designed to protect against dilution), then, for purposes of any adjustment required by Section 7.2, the Exercise Price in effect at the time of such event shall be readjusted to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, provided that if such readjustment is an increase in the Exercise Price, such readjustment shall not exceed the amount (as adjusted by Sections 7.1 and 7.2) by which the Exercise Price was decreased pursuant to Section 7.2 upon the issuance of the Option or Convertible Security If the purchase price provided for in any such Option referred to in subsection 7.2.2.3, or the additional consideration (if any) payable upon the conversion or exchange of any Convertible Securities referred to in subsection 7.2.2.3, or the rate at which any Convertible Securities referred to in subsection 7.2.2.3 are convertible into or exchangeable for Shares, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Shares upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security; the Exercise Price then in effect hereunder shall, upon issuance of such Shares, be adjusted to such amount as would have obtained had such Option or Convertible Security never been issued and had adjustments been made only upon the issuance of the Shares delivered as aforesaid and for the consideration actually received for such Option or Convertible Security and the Shares, provided that if such readjustment is an increase in the Exercise Price, such readjustment shall not exceed the amount (as adjusted by Sections 7.1 and 7.2) by which the Exercise Price was decreased pursuant to Section 7.2 upon the issuance of the Option or Convertible Security.

          7.2.4 Termination Of Option or Conversion Rights. In the event of the termination or expiration of any right to purchase Shares under any Option granted after the date of this Agreement or of any right to convert or exchange Convertible Securities issued after the date of this Agreement, the Exercise Price shall, upon such termination, be readjusted to the Exercise Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Shares issuable thereunder shall no longer be deemed to be Shares Outstanding, provided that if such readjustment is an increase in the Exercise Price, such readjustment shall not exceed the amount (as adjusted by Sections 7.1 and 7.2) by which the Exercise Price was decreased pursuant to Section 7.2 upon the issuance of the Option or Convertible Security. The termination or expiration of any right to purchase Shares under any Option granted prior to the date of this Agreement or of any right to convert or exchange Convertible Securities issued prior to the date of this Agreement shall not trigger any adjustment to the Exercise Price, but the Shares issuable under such Options or Convertible Securities shall no longer be counted in determining the number of Shares Outstanding on the date of issuance of the Warrants for purposes of subsequent calculations under this
Section 7.2.

          7.2.5 Excluded Securities. Notwithstanding anything herein to the contrary, the Exercise Price shall not be adjusted pursuant to this Section 7.2 by virtue of the issuance and/or sale of "Excluded Securities", which means the following: (a) Shares issuable upon the exercise of the Warrants; (b) up to 682,185 Shares, Options or Convertible Securities to be issued and/or sold to employees, advisors (including, without limitation, financial, technical and legal advisers), directors, or officers of, or consultants to, the Company or any of its subsidiaries pursuant to a share grant, share option plan, share purchase plan, pension or profit sharing plan or other share agreement or arrangement existing as of the date hereof and which has been approved by the stockholders of the Company; (c) the reissuance of any expired and unexercised, cancelled or forfeited Options under any plan referred to in subsection 7.2.5.(b) above; (d) the issuance of Shares, Options and/or Convertible Securities pursuant to Options and Convertible Securities outstanding as of the date of this Agreement (including, without limitation, Shares issuable upon conversion of the Company's Series A Preferred Stock issued as of the date hereof); (e) the issuance of Shares, Options or Convertible Securities as a share dividend or upon any subdivision or combination of Shares or Convertible Securities; or (f) Shares or Convertible Securities issued and sold by and for the account of the Company pursuant to an effective registration statement filed by the Company pursuant to the Securities and Exchange Act of 1934, as amended. For all purposes of this Section 7.2, all Shares which are Excluded Shares shall be deemed to have been issued for an amount of consideration per Share equal to the Exercise Price in effect at the time of such issuance.

          7.2.6. All calculations under this Section 7.2 shall be made to the nearest one half of one cent ($.005) or the nearest one-tenth of a share, as the case may be.

     7.3 Notice of Adjustment. Promptly after adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares purchasable upon the exercise of any Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to each registered Holder of a Warrant at the address of such holder as shown on the books of the Company. The notice shall be signed by a duly authorized officer of the Company and shall state (i) the effective date of the adjustment and the Exercise Price resulting from such adjustment, and (ii) the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of the Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     7.4  Other Notices.  If at any time:

          (a)  the Company shall declare any cash dividend upon its Shares;

          (b) the Company shall declare any dividend upon its Shares payable in securities (other than a dividend payable solely in Shares) or make any special dividend or other distribution to the holders of its Shares;

          (c) there shall be any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation; or

          (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by certified or registered mail, postage prepaid, addressed each to registered Holder of a Warrant at the address of such holder as shown on the books of the Company,
(i) at least thirty (30) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or distribution or for determining rights to vote in respect of any such dissolution, liquidation or winding-up; (ii) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger or sale, and (iii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least thirty (30) days' written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend, distribution or option rights, the date on which the holders of Shares shall be entitled thereto. Any notice given in accordance with clause (iii) above shall also specify the date on which the holders of Shares shall be entitled to exchange their Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. If the registered Holder of a Warrant does not exercise such Warrant prior to the occurrence of an event described above, except as provided in Sections 7.1 and 7.5, the Holder shall not be entitled to receive the benefits accruing to existing holders of the Shares in such event.

     7.5 Changes in Shares. If at any time the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Shares) in which the previously outstanding Shares shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being called a "Transaction" and the date of consummation of the Transaction being called the "Consummation Date"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that each Holder, upon the exercise of a Warrant at any time on or after the Consummation Date, shall be entitled to receive, such Warrant shall thereafter represent the right to receive, in lieu of the Shares issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which such Holder would actually have been entitled to receive upon the consummation of the Transaction if such Holder had exercised such Warrant immediately prior thereto. The provisions of this Section 7.5 shall similarly apply to successive Transactions.

     8. Exchange and Replacement of Warrant Certificate. Each Warrant Certificate is exchangeable without expense upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of a Warrant Certificate, and (in the case of loss, theft or destruction), of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor and date.

     9. No Fractional Shares. No fractional shares shall be issued upon exercise of any Warrant. The Company shall pay to any Holder who has exercised all or any portion of any Warrant cash in an amount equal to any fractional Shares issuable upon exercise of such Warrant, such amount of cash to be determined by multiplying the closing trading price on the last trading day prior to the date of the exercise by the amount of the fractional share.

     10. Reservation of Shares. The Company shall at all times reserve and keep available out of its but unissued Shares, such number of Shares as shall be issuable upon the exercise of all of the Warrants. The Company covenants and agrees that if at any time it would be unable to issue any Shares upon exercise of the Warrants due to the failure of the Company to maintain sufficient authorized Shares, it will promptly use its best efforts to obtain stockholder approval, within 135 days thereafter, to amend its Certificate of Incorporation to increase the number of authorized Shares by an amount sufficient to permit the full exercise of the Warrants.

     11. Rights of Warrant Holders. Except as otherwise provided in Section 7.4, nothing contained in this Agreement shall be construed as conferring upon the Holders by virtue of its holding any Warrant the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company.

     12. Notices. Except as specifically set forth in this Agreement, all notices, requests, consents and other communications under this Agreement shall be delivered in accordance with the Stock Purchase Agreement.

     13. Supplements and Amendments. The Company and Holders of majority-in-interest of the Warrant Shares issued or issuable at any time may from time to time by mutual written agreement supplement or amend this Agreement in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Holder may deem necessary or desirable.

     14. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, each Holder and their respective heirs, legal representatives, successors and assigns, respectively. Any reference herein to the "Company" shall include any entity which is a successor to the Company.

     16. Governing Law. This Agreement and the Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York without giving effect to the rules of the State of New York governing the conflicts of laws.

     17. Entire Agreement; Modification. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by all of the parties against whom enforcement of the modification or amendment is sought.

     18. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     19. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

     20. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                              *****END OF TEXT*****

          IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.

                              KTI, INC.


                              By: /s/ Robert E. Weztel, Esq.
                              Name:
                              Title:



                              HOLDER:


                              By:
                              Name:
                              Title: